Exhibit 3.1.101

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OUTBACK STEAKHOUSE INTERNATIONAL, L.P.

THE UNDERSIGNED, acting as organizer of OUTBACK STEAKHOUSE INTERNATIONAL, L.P. (the “Partnership”), hereby makes, adopts and files this Certificate of Limited Partnership for the purposes of forming a limited partnership pursuant to the provisions of the Georgia Revised Uniform Limited Partnership Act codified in Title 14 of the Official Code of Georgia Annotated (the “Act”), and states the following:

1. Name and Address. The name of the Partnership is “OUTBACK STEAKHOUSE INTERNATIONAL, L.P.” The address of the Partnership is 3355 Lenox Road, Suite 600, Atlanta, Georgia 30326.

2. Registered Office and Agent. The initial registered agent and registered office of the Partnership shall be CORPORATION PROCESS COMPANY located at c/o Corporation Process Company, 180 Cherokee Street, Northeast, Marietta, Georgia 30060.

4. Name and Business Address of the General Partner. The name of the General Partner for this Partnership is CONNERTY INTERNATIONAL, INC., a Florida corporation. The business address of the General Partner is 3355 Lenox Road, Suite 600, Atlanta, Georgia 30326.

IN WITNESS WHEREOF, the parties hereto have sworn to and executed this Affidavit and Certificate of Limited Partnership this 15th day of May, 1995.

OUTBACK STEAKHOUSE INTERNATIONAL, L.P.

		By:	CONNERTY INTERNATIONAL, INC.

Attest:	/s/ Donnie R. Everts	By:	/s/ Hugh H. Connerty, Jr.
	DONNIE R. EVERTS		HUGH H. CONNERTY, JR.
Title:	Secretary	Title:	President

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OUTBACK STEAKHOUSE INTERNATIONAL, L.P.

To the Secretary of State

State of Georgia

The undersigned, on behalf of the limited partnership named below, hereby certify that:

1. The name of the limited partnership is:

OUTBACK STEAKHOUSE INTERNATIONAL, L.P.

2. The date of filing of the original Certificate of Limited Partnership was:

June 12, 1995

3. The statements in the Certificate of Limited Partnership referring to the general partner and the principle mailing and business address of the partnership are hereby amended as follows:

The general partner of the partnership shall be OSI INTERNATIONAL, INC., a Florida corporation whose address is 2202 N. West Shore Blvd. 5th Floor, Tampa, Florida 33607.

The principal business and mailing address of the partnership shall be 2202 N. West Shore Blvd., 5th Floor, Tampa, FL 33607

4. The effective date of this amendment shall be upon the time of filing of the Certificate of Amendment by the Secretary of State.

Signed on May 31, 2002.

New General Partner:		Former General Partner:

OSI INTERNATIONAL, INC., a Florida corporation		CONNERTY INTERNATIONAL, INC., a Florida corporation

By:	/s/ Joseph J. Kadow	By:	/s/ Greg Walther
	Joseph J. Kadow, Vice President		Greg Walther, Treasurer